AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 2006
REGISTRATION STATEMENT NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ME PORTFOLIO MANAGEMENT LIMITED
(ABN 79 005 964 134)
(Exact name of Registrant as specified in its charter)

Victoria, Australia (State or other jurisdiction of incorporation or organization)
Level 23
360 Collins Street
Melbourne, VIC 3000
Australia
Telephone: + 613 9605 6000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Not Applicable (I.R.S. Employer Identification No.)

CT Corporation System
111 Eighth Avenue
13th Floor
New York, New York 10011
Telephone: 212-590-9100
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Mr. Nicholas Vamvakas ME Portfolio Management Limited Level 23 360 Collins Street Melbourne, VIC 3000 Australia	Christopher J. Kell, Esq. Skadden, Arps, Slate, Meagher & Flom Level 13 131 Macquarie Street Sydney, NSW 2000 Australia

Approximate Date of Commencement of Proposed Sale to the Public: From time to time on or after this Registration Statement becomes effective, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☒ 333-134196

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Calculation of Registration Fee

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Mortgage Backed Floating Rate Notes (issuable in series)	$1,340,000,000.00	100%	$1,340,000,000.00	$143,380.00

(1)
This Registration Statement relates to the registrant's Registration Statement on Form S-3 (No. 333-134196), which was declared effective by the Securities and Exchange Commission on September 11, 2006. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, the amount of Mortgage Backed Floating Rate Notes registered and the proposed maximum aggregate offering price of Mortgage Backed Floating Rate Notes eligible to be sold under Registration Statement No. 333-134196 ($1,200,000,000.00) is carried forward to this Registration Statement and additional Mortgage Backed Floating Rate Notes in the amount of and having a proposed maximum aggregate offering price of $140,000,000.00 are registered hereby, which amount is less than 20% of the amount and maximum aggregate offering price of the Mortgage Backed Floating Rate Notes eligible to be sold under Registration Statement No. 333-134196.

(2)
A registration fee of $128,400.00 was paid in connection with the registrant's Registration Statement on Form S-3 (No. 333-134196). Remitted herewith is $14,980.00, representing the registration fee for the $140,000,000.00 of Mortgage Backed Floating Rate Notes registered under this Registration Statement.

Explanatory Note and Incorporation by Reference

This Registration Statement relates to the registrant's prior Registration Statement on Form S-3 (No. 333-134196) and is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

The registrant hereby incorporates by reference into this Registration Statement in its entirety the Registration Statement on Form S-3, as amended (No. 333-134196), which was declared effective by the Securities and Exchange Commission on September 11, 2006, including each of the documents incorporated or deemed incorporated by reference therein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-134196 are incorporated by reference into, and shall be deemed a part of, this Registration Statement. The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

Exhibit No.	Description of Exhibit
5.1	Opinion of Freehills as to legality of the Notes.
23.1	Consent of Freehills (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature pages of Registration Statement No. 333-134196, filed on May 17, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement I.B.5 of Form S-3 will be met by the time of the sale of securities hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia, on the 26th day of September, 2006.

ME PORTFOLIO MANAGEMENT LIMITED

By:	/s/ Nicholas Vamvakas
Name:	Nicholas Vamvakas
Title:	Head of Financial Markets

By:	/s/ Paul Garvey
Name:	Paul Garvey
Title:	Manager - Capital Markets

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons acting in the following capacities for ME Portfolio Management Limited and on the dates indicated.

Signature	Title	Date

Anthony Stewart Wamsteker*	Chief Executive Officer, Director (principal executive officer)	September 26, 2006
Anthony Stewart Wamsteker

Chris J. Weaver*	Chief Financial Officer (principal financial and accounting officer)	September 26, 2006
Chris J. Weaver

/s/ Nicholas Vamvakas	Director	September 26, 2006
Nicholas Vamvakas

Brian John Pollock*	Director	September 26, 2006
Brian John Pollock

David Mitchell Tenant*	Director	September 26, 2006
David Mitchell Tenant

Anna Christina Booth*	Director	September 26, 2006
Anna Christina Booth

Each of the undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of the above-indicated officer or director of the Registrant pursuant to the Power of Attorney signed by such officer or director.

By:	/s/ Nicholas Vamvakas
Name:	Nicholas Vamvakas
Title:	Attorney-in-fact

By:	/s/ Paul Garvey
Name:	Paul Garvey
Title:	Attorney-in-fact

SIGNATURE OF AGENT FOR SERVICE OF PROCESS

Pursuant to the requirements of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the Registrant with respect to this Registration Statement and signs this Registration Statement solely in such capacity.

CT CORPORATION SYSTEM

By:	/s/ Kathryn A. Widdoes
Name:	Kathryn A. Widdoes
Title:	Assistant Secretary

Address:	CT Corporation System 111 Eighth Avenue 13th Floor New York, New York 10011 Telephone: (212) 590-9100

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Freehills as to legality of the Notes.
23.1	Consent of Freehills (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature pages of Registration Statement No. 333-134196, filed on May 17, 2006).